Exhibit 10.1

[Form of Retention Bonus Agreement]

Dear [EXECUTIVE NAME]:

We consider your continued service and dedication to Summit Midstream Partners, LLC (the “Company”), Summit Midstream GP, LLC (the “General Partner”) and Summit Midstream Partners, LP (the “Partnership” and collectively, with the Company and the General Partner, “Summit”) essential to our business plan.  To incentivize you to remain employed with Summit and to address concerns that you may have about your job security, we are pleased to offer you a retention bonus, as described in this letter agreement (the “Agreement”).  This Agreement requires your acceptance by executing and returning the signature page hereto within seven days of the above date and may be revoked if not so accepted.

1.Retention Bonus.  In recognition of your continued service with Summit through and until the earlier of the date that (a) your employment with Summit has been terminated by Summit without Cause and (b) Summit has completed a Change in Control Event (the “Retention Period”), we are offering you a retention bonus in the amount of [AMOUNT], less all applicable withholdings and deductions required by law (the “Retention Bonus”), subject to the following terms and conditions.

2.Eligibility.  You will be eligible to receive the Retention Bonus if all of the following eligibility criteria are satisfied:

•	Your performance has been satisfactory, as determined in Summit’s sole discretion, from the date of this Agreement through the end of the Retention Period.
•	You are actively employed by Summit through the last day of the Retention Period.
•

Summit has not given you notice of its intent to terminate your employment for Cause (as that term is defined below), as determined in Summit’s sole discretion on or before the last day of the Retention Period.

•

You execute, within 30 days following the last day of the Retention Period, a release of claims agreement substantially in the form attached as Exhibit A to your employment agreement with the Company dated [DATE] (the “Employment Agreement”).

3.Payment Terms.  If you are eligible to receive the Retention Bonus, it will be paid to you in one lump sum cash payment within 30 days following the last day of the Retention Period.

4.Definition of Change in Control.  For purposes of this Agreement, the term

“Change in Control Event” shall mean any of the following events or transactions:  (i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act,”) other than the Company, Energy Capital Partners II, LP or any of their respective Affiliates (as determined immediately prior to such event), shall become the beneficial owners, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the combined voting power of the equity interests in the General Partner or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or other disposition by the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the General Partner, the Partnership or Energy Capital Partners II, LP or any of their respective Affiliates; or (iv) a transaction resulting in a Person other than the Company, the General Partner or Energy Capital Partners II or any of their respective Affiliates (as determined immediately prior to such event) being the sole general partner of the Partnership.  Notwithstanding any of the foregoing, in no event shall any transaction the sole effect of which is that the Partnership no longer has a class of equity securities registered under the Exchange Act or listed for trading on a national securities exchange constitute or be deemed to be a “Change in Control Event” for purposes of this Agreement, unless that transaction otherwise meets the description of a “Change in Control Event” set forth in subsections (i) – (iv) above.

5.Definition of Cause.  For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to it in the Employment Agreement.

6.Code Section 409A.  This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be construed and administered in accordance with Section 409A.  None of the amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A.  To the extent that the Committee (as defined below) determines that the Retention Bonus is not exempt from Section 409A, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Retention Bonus from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Retention Bonus, or (b) comply with the requirements of Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A.  Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A, and such payment or benefit would otherwise be payable or distributable hereunder by reason of your termination of employment, (i) all references to your termination of employment shall be construed to mean a “Separation from Service” (as that term is used in Section 409A), (ii) you will not be considered to have a termination of employment unless such termination constitutes a “Separation from Service” for purposes of Section 409A, (iii) if you are deemed at the time of your separation from service to be a “specified employee” for purposes of Section

409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of any termination or other similar payments and benefits to which you may be entitled hereunder (after taking into account all exclusions applicable to such payments or benefits under Section 409A) is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of such payments and benefits shall not be provided to you prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of your “Separation from Service” or (y) the date of your death; provided that upon the earlier of such dates, all payments and benefits deferred pursuant to this clause (iii) shall be paid in a lump sum to you, and any remaining payments and benefits due hereunder shall be provided as otherwise specified herein; (iv) the determination of whether the you are a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of your separation from service shall be made by the Company in accordance with the terms of Section 409A (including Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto).

7.Termination.  In the event that you continue to be employed by Summit and a Change in Control Event has not been completed on or prior to December 31, 2020, this Agreement shall terminate, become null and void and have no further force or effect; provided, however, that Summit may, at its option and in its sole discretion, extend the termination date to a date not later than December 31, 2021, by providing written notice to you of said extension.

8.Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the General Partner’s Compensation Committee or any successor committee that is appointed by Summit’s board of directors to administer Summit’s compensation policies (the “Committee”), materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

9.Amendments and Waiver.  Summit may amend the Agreement or waive any conditions or rights under this Agreement at any time, provided that it does so in a written instrument and provided further that no such change shall materially reduce your rights or benefits without your signature and the signature of the Chief Executive Officer of Summit.

10.Successors and Assigns.  Summit may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of Summit’s successors and assigns.  This Agreement shall be binding upon you and your heirs, executors, administrators, successors and assigns.

11.Governing Law.  The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

12.Consent to Jurisdiction and Service of Process; Appointment of Agent.  EACH

PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF THE STATE COURTS LOCATED IN THE STATE OF TEXAS IN HARRIS COUNTY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY (a) CONSENTS TO SUBMIT HIMSELF, HERSELF OR ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT HE, SHE OR IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT HE, SHE OR IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS.  EACH PARTY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF AND IN CONNECTION WITH SUCH PARTY’S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.Entirety.  This Agreement contains all of the understandings and representations between Summit and you relating to the Retention Bonus and supersedes all prior and contemporaneous  understandings, discussions, agreements, representations, and warranties, both written and oral, with respect to any retention bonus; provided, however, that this Agreement shall not supersede any other written agreements between Summit and you, including, specifically, the Employment Agreement, which shall remain in full force and effect.

14.Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

[Signature Page Follows]

Your signature below indicates your agreement with and understanding that this Retention Bonus is subject to all of the terms and conditions contained in this Agreement.  You further acknowledge that you have read and understand this Agreement.  By signing below, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

SUMMIT MIDSTREAM PARTNERS, LLC,
a Delaware limited liability company

By: __________________________________
Name:

Title:

SUMMIT MIDSTREAM GP, LLC,
a Delaware limited liability company

By: __________________________________
Name:

Title:

SUMMIT MIDSTREAM PARTNERS, LP,
a Delaware limited partnership

By:  Summit Midstream GP, LLC
Its:   General Partner

By: __________________________________
Name:

Title:

“EXECUTIVE NAME”

____________________________________
[Name]

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